AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20 2007
REGISTRATION NO. 333-31250
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIOMED HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	84-1480636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
ONE DUNDEE PARK ANDOVER, MA 01810 (978) 475-7771 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DIOMED HOLDINGS, INC. 2003 OMNIBUS INCENTIVE PLAN
DIOMED, INC. 2001 EMPLOYEE STOCK OPTION PLAN
DIOMED, INC. 1998 INCENTIVE PLAN
(Full Titles of Plans)

James A. Wylie, Jr.
President and Chief Executive Officer
One Dundee Park
Andover, MA 01810
(978) 475-7771
 (Name, address, including zip code, and telephone number,
including area, code, of agent for service)

Copies to:
William A. Newman, Esq. McGuireWoods LLP 1345 Avenue of the Americas, 7th Floor New York, NY 10105 (212) 548-2100

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Diomed Holdings, Inc. Common Stock, par value $0.0001 per share, issuable under:
Diomed Holdings, Inc. 2003 Omnibus Incentive Plan	3,100,000	$1.05	$3,255,000	$99.93
Diomed, Inc. 2001 Employee Stock Option Plan	40,000	$1.05	$42,000	$1.29
Diomed, Inc. 1998 Incentive Plan	30,000	$1.05	$31,500	$0.97
TOTAL	3,170,000	$1.05	$3,328,500	$102.19

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.

(2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price, and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended. Accordingly, the price per share of the Common Stock has been calculated to be equal to the average of the high and low prices for a share of the Common Stock as reported by the American Stock Exchange on March 19, 2007, which is a specified date within five business days prior to the original date of filing of this registration statement.

(3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8, filed by Diomed Holdings, Inc., a Delaware corporation (the “Registrant”), registers:

•	3,100,000 shares of its Common Stock, par value $0.001 per share, authorized and reserved for issuance under the Diomed Holdings, Inc. 2003 Omnibus Incentive Plan;

•	40,000 shares of its Common Stock, par value $0.001 per share, authorized and reserved for issuance under the Diomed, Inc. 2001 Employee Stock Option Plan; and

•	30,000 shares of its Common Stock, par value $0.001 per share, authorized and reserved for issuance under the Diomed, Inc. 1998 Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-KSB (File No. 001-31250) filed with the Commission on March 19, 2007 for the fiscal year ended December 31, 2006; and

(b)
The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A12B (File No. 001-31250) filed with the Commission on February 21, 2002 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the “DGCL”) allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Section 145 of the DGCL provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

Article X of the Registrant’s Certificate of Incorporation and Article VII of the Registrant’s Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Registrant to recover the amount of an unpaid claim, the Registrant is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The Registrant’s Certificate of Incorporation and Bylaws further provide that an officer or director may (30 days after a written claim has been received by the Registrant) bring suit against the Registrant to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The Registrant’s Certificate of Incorporation and Bylaws also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by the Registrant the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition; provided, that, if the DGCL so requires, such payment shall only be made upon delivery to the Registrant by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

The Registrant may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability that may be asserted against such person.

The above discussion of the DGCL and of the Registrant’s Certificate of Incorporation, Bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, Bylaws and indemnification agreements.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item8.	Exhibits.

Exhibit Number	Description	Incorporation by Reference

4.1	Certificate of Incorporation of the Registrant, as amended	(1)
4.2	Bylaws of the Registrant, as amended	(2)
5.1	Opinion regarding legality of shares of Registrant’s Common Stock	(3)
23.1	Consent of BDO Seidman, LLP	(3)
23.2	Consent of McGuireWoods LLP	(4)
24.1	Power of Attorney	(5)
99.1	Diomed Holdings, Inc. 2003 Omnibus Incentive Plan	(6)
99.2	Diomed, Inc. 2001 Employee Stock Option Plan	(7)
99.3	Diomed, Inc. 1998 Incentive Plan	(8)

(1)
Incorporated herein by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on May 14, 2002 (dated May 14, 2002), as amended as described in the Registrant’s Definitive Proxy Statements on Schedules 14A (File No. 001-31250) filed with the Commission on (i) May 12, 2004 and (ii) August 25, 2006.

(2)	Incorporated herein by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on May 14, 2002 (dated May 14, 2002).

(3)	Filed herewith.

(4)	Contained in the Opinion filed as Exhibit 5.1.

(5)	The Power of Attorney is contained within the Registrant’s signature page below.

(6)
Incorporated herein by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31250) filed with the Commission on October 27, 2003, as amended as described in the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31250) filed with the Commission on April 25, 2005.

(7)	Incorporated herein by reference from Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 001-32045) filed with the Commission on February 14, 2002 (dated February 14, 2002).

(8)	Incorporated herein by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on February 14, 2002 (dated February 14, 2002).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REGISTRANT SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, Commonwealth of Massachusetts, on March 20, 2007.

DIOMED HOLDINGS, INC..

By:	/s/ James A. Wylie, Jr.
James A. Wylie, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Diomed Holdings, Inc, do hereby constitute and appoint James A. Wylie, Jr., our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 20, 2007.

Signature	Title(s)	Date

/s/ James A. Wylie, Jr.
(James A. Wylie, Jr.)	President, Chief Executive	March 20, 2007
Officer and Director

/s/ David B. Swank
(David B. Swank)	Chief Financial Officer and	March 20, 2007
Director

/s/ Geoffrey H. Jenkins
(Geoffrey H. Jenkins)	Chairman of the Board,	March 20, 2007
Director

/s/ Sidney Braginsky
(Sidney Braginsky)	Director	March 20, 2007

/s/ Gary Brooks
(Gary Brooks)	Director	March 20, 2007

/s/ Joseph Harris
(Joseph Harris)	Director	March 20, 2007

/s/ Peter Klein
(Peter Klein)	Director	March 20, 2007

/s/ Edwin Snape
(Edwin Snape)	Director	March 20, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS FILED WITH

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIOMED HOLDINGS, INC.

DIOMED HOLDINGS, INC. CORPORATION

EXHIBIT INDEX

Exhibit Number	Description	Incorporation by Reference

4.1	Certificate of Incorporation of the Registrant, as amended	(1)
4.2	Bylaws of the Registrant, as amended	(2)
5.1	Opinion regarding legality of shares of Registrant’s Common Stock	(3)
23.1	Consent of BDO Seidman, LLP	(3)
23.2	Consent of McGuireWoods LLP	(4)
24.1	Power of Attorney	(5)
99.1	Diomed Holdings, Inc. 2003 Omnibus Incentive Plan	(6)
99.2	Diomed, Inc. 2001 Employee Stock Option Plan	(7)
99.3	Diomed, Inc. 1998 Incentive Plan	(8)

(1)
Incorporated herein by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on May 14, 2002 (dated May 14, 2002), as amended as described in the Registrant’s Definitive Proxy Statements on Schedules 14A (File No. 001-31250) filed with the Commission on (i) May 12, 2004 and (ii) August 25, 2006.

(2)	Incorporated herein by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on May 14, 2002 (dated May 14, 2002).

(3)	Filed herewith.

(4)	Contained in the Opinion filed as Exhibit 5.1.

(5)	The Power of Attorney is contained within the Registrant’s signature page on the Registration Statement on Form S-8.

(6)
Incorporated herein by reference from the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31250) filed with the Commission on October 27, 2003, as amended as described in the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-31250) filed with the Commission on April 25, 2005.

(7)	Incorporated herein by reference from Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on February 14, 2002 (dated February 14, 2002).

(8)	Incorporated herein by reference from Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (File No. 001-31250) filed with the Commission on February 14, 2002 (dated February 14, 2002).